Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John Hwang, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge, AMBICOM HOLDINGS’s (formerly Med Control, Inc.) Annual Report on Form 10-K for the fiscal year ended July 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of AmbiCom Holdings, Inc. (formerly Med Control, Inc.).

Date: November 13, 2010		/s/ John Hwang
	Name:	John Hwang
	Title:	Chief Executive Officer, Chief Financial Officer, Director
(Principal Executive and Financial Officer)